Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33199 of Chicago Bridge & Iron Company on Form S-8 of our report dated June 25, 2004 appearing in this Annual Report on Form 11-K of Chicago Bridge & Iron Savings Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 27, 2005